Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-276658) of our report dated March 25, 2024, relating to the consolidated financial statements of Silo Pharma, Inc. as of and for the years ended December 31, 2023 and 2022, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 25, 2024